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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-0000) and related Prospectus of Keystone Automotive Industries, Inc. for the registration of 3,092,656 shares of its common stock and to the incorporation by reference therein of our reports dated May 23, 1997, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended March 28, 1997 and our report dated May 23, 1997, except for Note 3, as to which the date is January 1, 1998 with respect to the supplemental consolidated financial statements and schedule of Keystone Automotive Industries, Inc. as of March 29, 1996 and March 28, 1997 and for each of the years in the three year period ended March 28, 1997 included in its Current Report on Form 8-K dated April 8, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California
May 15, 1998